Exhibit 25.1
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
Form T-1
STATEMENT OF ELIGIBILITY UNDER THE TRUST INDENTURE ACT OF 1939 OF A
CORPORATION DESIGNATED TO ACT AS TRUSTEE
CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY OF A
TRUSTEE PURSUANT TO SECTION 305(b)(2) ☑
LAW DEBENTURE TRUST COMPANY OF
NEW YORK
(Exact name of trustee as specified in its charter)

New York (Jurisdiction of incorporation or organization if not a U.S. national bank)	01-0622605 (I.R.S. Employer Number)

400 Madison Avenue, 4th Floor New York, New York (Address of principal executive offices)	10017 (Zip Code)
Mobile Mini, Inc.
(Exact name of obligor as specified in its charter)

Delaware (State of incorporation or organization)	86-0748362 (I.R.S. Employer Identification No.)
7420 S. Kyrene Road, Suite 101
Tempe, Arizona 85283
(Address including zip code of principal executive offices)

7 7/8% Senior Notes due 2020
(Title of the indenture securities)

Item 1. General information.
Furnish the following information as to the trustee-
a.	Name and address of each examining or supervising authority to which it is subject.

Name	Address

Superintendent of Banks of the State of New York	2 Rector Street, New York, NY 10006, and Albany, NY 12203
b.	Whether it is authorized to exercise corporate trust powers.

Yes
Item 2. Affiliations with the obligor.
If the obligor is an affiliate of the trustee, describe each such affiliation.
None.
Items 3-14.
No responses are included for Items 3-14 of this Form T-1 because the obligor is not in default as provided under Item 13.
Item 15. Foreign Trustee.
Not applicable.
Item 16. List of exhibits.
List below all exhibits filed as a part of this statement of eligibility.
1.	A copy of the articles of association of the trustee as now in effect. (see Exhibit 1 to Form T-1 filed pursuant to Rule 305(b)(2) under the Trust Indenture Act, as amended in connection with Registration Statement No. 333-149890, which is incorporated by reference).

2.	A copy of the certificate of authority of the trustee to commence business, if not contained in the articles of association. (see Exhibit 2 to Form T-1 filed pursuant to Rule 305(b)(2) under the Trust Indenture Act, as amended in connection with Registration Statement No. 333-149890, which is incorporated by reference).

3.	A copy of the existing bylaws of the trustee, or instruments corresponding thereto. ( see Exhibit 3 to Form T-1 filed pursuant to Rule 305(b)(2) under the Trust Indenture Act, as amended in connection with Registration Statement No. 333-149890, which is incorporated by reference).
4.	The consents of the Trustee required by Section 321(b) of the Act. (see Exhibit 4 to Form T-1 filed pursuant to Rule 305(b)(2) under the Trust Indenture Act, as amended in connection with Registration Statement No. 333-149890, which is incorporated by reference).
5.	A copy of the latest report of condition of the trustee published pursuant to law or the requirements of its supervising or examining authority. (see Exhibit 5 to Form T-1 filed pursuant to Rule 305(b)(2) under the Trust Indenture Act, as amended in connection with Registration Statement No. 333-173055, which is incorporated by reference).
SIGNATURE
Pursuant to the requirements of the Trust Indenture Act of 1939 the trustee, Law Debenture Trust Company of New York, a trust company organized and existing under the laws of New York, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of New York, and State of New York, on the 9th day of May, 2011.

Law Debenture Trust Company of New York, As Trustee
By:	/S/ Anthony A. Bocchino
Anthony A. Bocchino
Managing Director